1 Performance-Based Stock Unit Award (Stericycle, Inc. 2011 Incentive Stock Plan) Participant: Award Grant Date (“Grant Date”): Number of shares subject to this Award: Performance Period: Three fiscal years beginning in the year in which the grant is awarded Performance Year: Each calendar year during the Performance Period THIS PERFORMANCE-BASED STOCK UNIT AGREEMENT (this “Award Agreement”), dated as of the Grant Date specified above, by and between Stericycle, Inc. (the “Company”) and Participant, is entered into pursuant to the Stericycle, Inc. 2011 Incentive Stock Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”). This Award Agreement is subject to the terms and conditions of the Plan; provided, however, that, pursuant to the authority granted to the Committee pursuant to the Plan to determine the vesting provisions of RSU Awards as defined under the Plan, the provisions of Article 7 of the Plan shall not apply to this Award. 1. Defined Terms. All capitalized terms not otherwise defined in the text of this Award Agreement have the meanings attributed to them in the Plan. In addition, the following capitalized terms shall have the meaning specified for purposes of this Award Agreement (notwithstanding any definition of such term set forth in the Plan): (a) “Common Stock” means the Company’s common stock, par value $.01 per share. (b) “Change of Control” means the first to occur of the following: (i) any Person directly or indirectly acquires or otherwise becomes entitled to vote Common Stock having 51% or more of the voting power in elections for directors (other than pursuant to a transaction described in clause (iii)(z)); or (ii) there shall have been a change in the composition of the Board within a 24-month period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the Company’s stockholders or, if earlier, initial appointment to the Board was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 24-month period together with the directors who were previously so approved (either by a specific vote of approval or by approval of the Company’s proxy statement in which such individual was named as a nominee for election as a director); or (iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity other than (x) a merger or consolidation Exhibit 10.2 to Form 10-Q

2 which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five (75%) of the total voting power of the securities of the Company or the surviving entity outstanding immediately after such merger or consolidation, (y) a merger or consolidation effected to implement a recapitalization of the Company in which no Person acquires more than fifty percent (50%) of the total voting power of the Company’s then outstanding securities, or (z)(1) a merger or consolidation as a result of which the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, and (2)(A) the direct or indirect holders of the voting securities of such holding company immediately following the transaction are substantially the same as the holders of the Company’s voting securities immediately prior to the transaction, or (B) immediately following the transaction no Person (other than a holding company satisfying the requirements of this clause (iii)(z)) is the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting securities of such holding company; or (iv) the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company. As used in this definition, a “Person” means any “person” as that term is used in Sections 13(d) and 14(d) of the Exchange Act, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, in the case of any individual who is eligible to participate in the Executive Plan, the definition of “Change in Control” for purposes of the Plan and Awards issued hereunder shall be the same as the definition of Change in Control as set forth in the Executive Plan. (c) “Disability” means, in accordance with Treasury Regulations § 1.409A-3(a), a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment. (d) “Executive Plan” means the Stericycle, Inc. Executive Severance and Change in Control Plan. (e) “Final Vesting Date” means the third anniversary of the Grant Date unless otherwise specified herein.

3 (f) “Retirement” means a voluntary termination by Participant of his or her employment with the Company or any of its Subsidiaries, following attainment of (i) age 60 and five years of continuous service (at the time of termination) with the Company or any of its Subsidiaries, or (ii) age 65. (g) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. (h) “Termination Date” means the date on which Participant ceases to be an employee of the Company and its Subsidiaries, regardless of the reason for the termination; provided that a “Termination Date” shall not be considered to have occurred in the case of a transfer of employment from the Company to a Subsidiary or from a Subsidiary to the Company. If Participant ceases to be an employee and immediately becomes a non-employee director of the Company, the Termination Date shall not occur until the date on his or her service as a non- employee director terminates. In any event, to the extent that this Award is subject to Code Section 409A, the term “Termination Date” means a “separation from service” within the meaning of Code Section 409A. 2. Grant of Performance Stock Units. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to Participant an RSU Award under the Plan in the form of performance-based stock units with respect to the number of shares set forth above (“Performance Stock Units”). The Performance Stock Units that may vest based on (a) Participant’s continued service with the Company and its Subsidiaries and (b) satisfaction of Performance Targets shall be determined in accordance with Paragraph 3. Each Performance Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to Participant a share of Common Stock, or its cash equivalent, subject to the terms and conditions of the Plan and this Award Agreement and is not an actual share of Common Stock. Prior to settlement, as described in Paragraph 4, Performance Stock Units are only bookkeeping entries, either on the Company’s own records or on those of E*TRADE (or any other record keeper that the Company may use in connection with the administration of the Plan), and Participant shall not have any rights as a stockholder of the Company in respect of his or her Performance Stock Units. 3. Vesting. (a) Performance Targets. For each Performance Year during the Performance Period, the Committee shall establish performance targets (“Performance Targets”) that shall apply to such Performance Year. The Performance Targets shall be established within the first 90 days of the Performance Year and at a time when the outcome as to the Performance Targets is substantially uncertain. The Performance Targets for the first Performance Year are set forth in Appendix A (which is incorporated into and forms a part of this Award Agreement). The

4 Performance Targets for Performance Years after the first Performance Year shall be established by the Committee in accordance with this subparagraph (a) and shall be communicated to Participant and be deemed to become a part of this Award Agreement. In addition, the Committee has established an additional Performance Target that will be measured over the entire Performance Period and will be applied as a modifier to the performance results from each Performance Year, which additional Performance Target is set forth in Appendix A. The Performance Targets for each Performance Year and for the Performance Period shall be used to determine the maximum number of Performance Stock Units that may become vested for the Performance Period as described in subparagraph (b). (b) General Vesting Rules. (i) A maximum of 50% of the Performance Stock Units may become conditionally vested on each of the first, second and third anniversaries of the Grant Date (each date a “Conditional Vesting Date” with respect to the Performance Year ending immediately prior to the applicable anniversary of the Grant Date), provided that Participant’s Termination Date has not occurred as of the applicable Conditional Vesting Date, except as otherwise provided in this Award Agreement. Subject to the terms and conditions of this Award Agreement, the actual number of Performance Stock Units that become conditionally vested as of any Conditional Vesting Date (“Conditionally Vested Performance Stock Units”) shall be determined based on satisfaction of the Performance Targets for the applicable Performance Year. Without limiting the generality of the foregoing or any other provision of this Award Agreement, Conditionally Vested Performance Stock Units shall be treated as unvested Performance Stock Units unless and until they become Vested Performance Stock Units as of the Final Vesting Date. Except as otherwise provided by the Committee or this Award Agreement, if Participant’s Termination Date occurs for any reason prior to the Final Vesting Date, then, as of Participant’s Termination Date, all then unvested Performance Stock Units shall be cancelled and shall be forfeited, none of the unvested Performance Stock Units shall become Vested Performance Stock Units and Participant shall have no rights under or with respect to any of the unvested Performance Stock Units. (ii) As of the Final Vesting Date, the number of the then outstanding Conditionally Vested Performance Stock Units that actually become earned and vested as of the Final Vesting Date (the “Vested Performance Stock Units”) shall be determined by the Committee based on the Performance Targets for each Performance Year and for the overall Performance Period. All Performance Stock Units that become Vested Performance Stock Units on the Final Vesting Date shall be distributed to Participant in accordance with Paragraph 4.

5 (c) Special Rules for Death or Disability. Notwithstanding the provisions of subparagraph 3(b), if Participant’s Termination Date occurs prior to the Final Vesting Date on account of Participant’s death or Disability, then all of the then outstanding unvested Performance Stock Units shall become Vested Performance Stock Units at the target level of performance, and such Termination Date shall be the “Final Vesting Date” for such Performance Stock Units for purposes of Paragraph 4. (d) Special Rules for Retirement. Notwithstanding the provisions of subparagraph 3(b), if (i) Participant’s Termination Date occurs prior to the Final Vesting Date due to Participant’s Retirement, (ii) Participant provided written notice to the Company of his or her intention to retire at least six months prior to Participant’s Termination Date due to Retirement, and (iii) at least six months have elapsed between the Grant Date and Participant’s Termination Date due to Retirement, then the Performance Stock Units will remain outstanding and subject to the general vesting rules set forth in subparagraph (b) above; provided, however, that the Employee Covenant Agreement referred to in Paragraph 6 of this Award Agreement shall continue to apply to Participant following Participant’s Termination Date due to Participant’s Retirement until the Committee determines the Vested Performance Stock Units that actually become earned and vested and such Vested Performance Stock Units are settled in accordance with Paragraph 4, and if Participant violates any provision of the Employee Covenant Agreement during such period, then subparagraph (e) immediately below will apply. (e) Employee Covenant Agreement. This Award is subject to forfeiture and automatic cancellation as provided in the Employee Covenant Agreement referred to in Paragraph 6 of this Award Agreement. In addition, Participant may be required to repay the Company any cash paid in settlement of the Award, and the net proceeds from the sale of any stock issued in settlement of the Award, as also provided in the Employee Covenant Agreement. (f) Change of Control. The provisions of Article 7 of the Plan shall not apply to this Award (other than the definition of Change of Control in Article 7). In the event of a Change of Control: (i) If the surviving or successor entity (or its parent company) continues, assumes or replaces this Award, then this Award or its replacement shall remain outstanding and be governed by its respective terms, subject to subsection (B) below. (A) This Award shall be considered assumed or replaced if, in connection with the Change of Control, and in a manner consistent with Code Section 409A, either (1) the contractual obligations represented by this Award are expressly assumed by the surviving or successor entity (or its parent) with appropriate adjustments to the number and type of securities subject to this Award that preserves the intrinsic value of this Award existing at the time of the Change of Control, or (2) the Participant has received a comparable

6 equity-based award that preserves the intrinsic value of this Award existing at the time of the Change of Control and contains terms and conditions that are substantially similar to those of this Award. (B) If a Change of Control occurs prior to the Final Vesting Date and this Award is continued, assumed or replaced, then the Performance Targets for the outstanding unvested Performance Stock Units shall be deemed to be achieved as of the date of the Change of Control at the target level of performance and such number of deemed earned Performance Stock Units (“Deemed Earned Performance Stock Units”) shall be subject to a continuing service requirement (except as set forth in the remainder of this subsection (B)) until the Final Vesting Date; provided, however, that if on or within 24 months following the Change of Control (the “Protected Period”), Participant’s Termination Date occurs as a result of a Qualifying Termination (as defined in subparagraph (g)), and the Release Requirements (as defined in subparagraph (g)) are satisfied as of the date that is 60 days following Participant’s Termination Date, then all of the Deemed Earned Performance Stock Units (or their equivalent) then outstanding shall become Vested Performance Stock Units (or their equivalent) and the Termination Date shall be the “Final Vesting Date” for purposes of Paragraph 4. (ii) If and to the extent this Award is not continued, assumed or replaced, then all of the Performance Stock Units then outstanding shall become Vested Performance Stock Units at the target level of performance immediately prior to the effective time of the Change of Control. Further, the Committee may provide that this Award shall be canceled at or immediately prior to the effective time of the Change of Control in exchange for a payment in an amount equal to the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change of Control for the number of shares (assuming a target level of performance) subject to this Award. Payment of any such amount shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion. (g) For purposes of this Award Agreement: (i) A “Qualifying Termination” means the occurrence of Participant’s Termination Date by reason of (I) termination by the Company or a Subsidiary without Cause (as defined below) or (II) termination by Participant for Good Reason (as defined below). (ii) “Cause” means a termination for (I) gross negligence, (II) personal dishonesty, (III) incompetence, (IV) willful misconduct, (V) any breach of fiduciary duty involving personal profit, (VI) intentional failure to perform stated duties, (VII) the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), (VIII) the material breach of an employment agreement or any restrictive covenant agreement (or the restrictive covenant provisions of any other plan of the Company or any Subsidiary); or (IX) a

7 material violation of a material written policy of the Company or any Subsidiary, violation of which would be grounds for immediate dismissal under applicable Company or Subsidiary policy. (iii) Participant’s Termination Date shall be considered to have terminated for “Good Reason” if (A) without Participant’s consent, one or more of the following actions or omissions occurs: (I) a material reduction in Participant’s base salary, bonus opportunity or level of incentive plan participation (without replacement of substantially equal value on an aggregated basis) as in effect immediately prior to the Change of Control, (II) the elimination (without replacement) of a material benefit provided to Participant immediately prior to the Change of Control, (III) Participant is required to be based at any office or location more than 50 miles from Participant’s office or location in effect immediately prior to the Change of Control, (IV) any material diminution in Participant’s authority, duties or responsibilities as in effect immediately prior to the Change of Control, or (V) any material breach of this Award Agreement or the Plan by the Company or the Committee, (B) Participant notifies the Company in writing of the event constituting Good Reason within 90 days after the occurrence of such event and within the Protected Period, (C) the Company has not cured the event constituting Good Reason within 30 days following receipt of the notice from Participant, and (D) Participant terminates employment within 5 days following expiration of the cure period. For the avoidance of doubt, a delay in the delivery of a notice of Good Reason or in Participant’s termination following the lapse of the cure period shall constitute a waiver of Participant’s ability to terminate for Good Reason under this Award Agreement. (iv) The “Release Requirements” will be satisfied as of any date provided that, as of such date, Participant (A) has timely delivered to the Company a general waiver and release of claims in favor of the Company and related parties (the “Release”) in such form provided by the Company in its sole discretion and with such terms and conditions (which shall include, but are not limited to, non-competition, non-solicitation, confidentiality, and other restrictive covenants, as well as the events that shall result in the forfeiture, recoupment, and/or claw-back of the benefits provided under this Award Agreement and the Plan) as are reasonably acceptable to the Company, (B) Participant does not revoke the Release, and (C) the revocation period related to such Release has expired. 4. Settlement. If any of the Performance Stock Units become Vested Performance Stock Units, the Award shall be settled with respect to such Vested Performance Stock Units as soon as practicable after the applicable Final Vesting Date but no later than 45 days after the Final Vesting Date. Settlement of the Vested Performance Stock Units shall be made, in the sole discretion of the Committee, in (a) the form of shares of Common Stock (with one share of Common Stock distributed for each Vested Performance Stock Unit and cash equal in value to any fractional Vested Performance Stock Unit) registered in the name of Participant, (b) a lump sum cash payment equal to the Fair Market Value (determined as of the Final Vesting Date) of the number of shares of Common Stock determined under subparagraph (a), or (c) a combination

8 of the payment forms described in subparagraphs (a) and (b). Participant shall be entitled to settlement only with respect to Vested Performance Stock Units. 5. Withholding. This Award and the delivery of shares of the Common Stock or the payment of cash in settlement of the Award pursuant to Paragraph 4 shall be conditioned upon the satisfaction of any applicable withholding tax obligation. Participant hereby authorizes the Company to withhold from payroll or other amounts payable to Participant any sums required to satisfy withholding tax obligations related to this Award, and otherwise agree to satisfy such obligations. To the extent that any shares are eligible for settlement at the time of taxation, Participant may elect to satisfy such withholding tax obligations by having the Company withhold a number of shares that would otherwise be issued to Participant in settlement of this Award and that have a fair market value equal to the amount of such withholding tax obligations by notifying the Company of such election prior to the Vesting Date. 6. Employee Covenant Agreement. This Award Agreement and the grant of Performance Stock Units to Participant are subject to Participant’s acceptance of and agreement to be bound by the Employee Covenant Agreement which has been provided or made available to Participant with this Award Agreement. The Company would not have granted the Award to Participant without Participant’s acceptance of and agreement to be bound by the Employee Covenant Agreement. 7. Transferability. None of the Performance Stock Units may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy. The Award shall not be subject to execution, attachment or similar process. 8. Interpretation/Administration. This Award Agreement is subject to the terms of the Plan, as the Plan may be amended, but except as required by applicable law, no amendment of the Plan after the Grant Date shall adversely affect Participant’s rights in respect of the Performance Stock Units without Participant’s consent. If there is a conflict or inconsistency between this Award Agreement and the Plan, the terms of the Plan shall control, provided that it shall not be deemed a conflict or inconsistency to the extent a term of this Award Agreement explicitly provides for a different treatment than in the Plan, and in those cases, this Award Agreement shall control. The Committee’s interpretation of this Award Agreement and the Plan shall be final and binding. The authority to manage and control the operation and administration of this Award shall be vested in the Committee, and the Committee shall have all powers with respect to the Award and this Award Agreement as it has with respect to the Plan. Any interpretation of this Award Agreement by the Committee and any decision made by it with respect to the Award or this Award Agreement is final and binding on all persons. 9. No Employment Rights. Nothing in this Award Agreement shall be considered to confer on Participant any right to continue in the employ of the Company or a Subsidiary or to limit the right of the Company or a Subsidiary to terminate Participant’s employment.

9 10. No Stockholder Rights. Participant shall not have any rights as a stockholder of the Company in respect of any of Performance Stock Units unless and until this Award vests and is settled in shares of Common Stock. 11. Governing Law. This Award Agreement shall be governed in accordance with the laws of the State of Illinois. 12. Binding Effect. This Award Agreement shall be binding on the Company and Participant and on Participant’s heirs, legatees and legal representatives. 13. Effective Date. This Award shall not become effective until Participant’s acceptance of this Award and agreement to be bound by the Employee Covenant Agreement. Upon such acceptance and agreement, this Award shall become effective, retroactive to the Grant Date, without the necessity of further action by either the Company or Participant. If, within 90 days of the Grant Date, this Award is not accepted and/or if the Employee Covenant Agreement is not signed and returned to the Company, this Award may, if so determined by the Company in its discretion, be forfeited and cancelled, in which case Participant shall have no further rights under or with respect thereto. 14. Adjustment. This Award, and the shares of Common Stock subject hereto, shall be subject to adjustment by the Committee in accordance with the terms of the Plan. 15. Code Section 409A. It is intended that any amounts payable or benefits provided under this Award Agreement shall either be exempt from or comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”) so as not to subject Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A and any ambiguities herein shall be interpreted to so comply. Neither the Company nor any of the Subsidiaries, however, makes any representation regarding the tax consequences of this Award. Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to Code Section 409A, the following shall apply: (a) if such payment or benefit is to be paid or provided on account of Participant’s Termination Date (or other separation from service or termination of employment) to a Participant who is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following Participant’s separation from service; (b) if such payment or benefit is to be paid or provided on account of Participant’s Termination Date (or other separation from service or termination of employment), the determination as to whether Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Code Section 409A and the guidance issued thereunder without

10 application of any alternative levels of reductions of bona fide services permitted thereunder; and (c) notwithstanding anything in Section 3(f) to the contrary, for any Change of Control that qualifies as a change in control under Treasury Regulations §1.409A- 3(i)(5), all of the Performance Stock Units then outstanding shall become Vested Performance Stock Units at the target level of performance immediately prior to the effective time of the Change of Control and settle within 30 days following the Change of Control, provided that payments may be delayed in accordance with the provisions of Treasury Regulations §1.401A-3(i)(5)(iv).

APPENDIX A The PSU goals for the 2021 grant which are associated with performance during the fiscal 2021 year are shown below. Each metric is equally weighted at 50%. Return on Invested Capital (ROIC) is defined as the Company’s Net Operating Profit After Taxes over the average invested capital, less goodwill and intangible amortization. The ROIC for such calculations is adjusted to exclude items (see below) that are approved at the time of grant by the Compensation Committee. GAAP Earnings Per Share (EPS) is defined as Net Income in accordance with U.S. Generally Accepted Accounting Principles divided by the Weighted average diluted shares outstanding as reported in the Company’s financial statements. The EPS calculation is adjusted to exclude items (see below) that are approved at the time of grant by the Compensation Committee. For 2021, the approved adjustments include items such as impairment(s) or accelerated depreciation or amortization related to carrying value of goodwill, intangible assets, and/or long- lived assets and charges, gains/losses or expenses relating to acquisitions and dispositions, and pre-approved system conversions and/or implementations. The full list of approved adjustments for the year is available upon request to the VP of Total Rewards at [ ]. 2021 EPS Achievement Table 2021 ROIC Achievement Table Target Percent Achievement* Payout Percent for EPS Target Percent Achievement* Payout Percent for ROIC Vesting • Vesting (if earned) occurs at the end of the 3-year period. • The achievement level for 2021 results is based on the achievement tables above (% of target achieved for each metric will be rounded to the nearest tenth of a percent and the % achieved within each point on the grid shall be interpolated on a linear basis). • Once all 3 years’ results are available, they will be averaged for one 3-year number. • After the 3 years’ results are averaged, a relative TSR modifier will then be applied, which compares the performance of Stericycle stock over the 3-year period to the

12 performance of the S & P MidCap 400 performance and modifies the 3-year EPS/ROIC result by [ ]% - [ ]%. • The full award will then be available for vesting on the 3rd anniversary of the grant date (as long as the award recipient is still employed on that date or is eligible for vesting under another provision described in the agreement, such as an eligible retirement event) and the actual number of vested PSUs will be based on the calculations above.